Ex-99.2 a)

ALLIANCE
MORTGAGE COMPANY




                              MANAGEMENT ASSERTION

As of and for the year ended December 31, 1999, Alliance Mortgage Company has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, Alliance Mortgage Company had in effect a fidelity bond and errors and omissions policy in the amount of $10,000,000 and $10,000,000 respectfully.




/s/ Gary A. Meeks                                    /s/ Stephen B. Matheson
-----------------------                              -----------------------
Gary A. Meeks                                        Stephen B. Matheson
Chairman                                             Executive Vice President
Chief Executive Officer                              Chief Financial Officer



/s/ Michael C. Koster
-----------------------
Michael C. Koster
Executive Vice President
Loan Administration



March 17, 2000



Ex-99.2 b)


As of and for the year ended December 31, 1999, Cendant Mortgage Corporation (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $100 million and $50 million, respectively.

Cendant Mortgage Corporation



/s/ Terence W. Edwards                   /s/ Martin L. Foster
-------------------------------------    -------------------------------------
Terence W. Edwards                       Martin Foster
President and Chief Executive Officer    Vice President - Servicing Management
                                         Group

Ex-99.2 c)

Management's Assertion on Compliance with Minimum Servicing Standards Set Forth in the Uniform Single Attestation Program for Mortgage Bankers

Report of Management

We, as members of management of Dovenmuehle Mortgage, Inc. (DMI), are responsible for complying with the minimum servicing standards as set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP). We are also responsible for establishing and maintaining effective internal control over compliance with these standards. We have performed an evaluation of DMI's compliance with the minimum servicing standards as set forth in the USAP as of December 31, 1999 and for the year then ended. Based on this evaluation, we assert that during the year ended December 31 1999, DMI complied, in all material respects, with the minimum servicing standards set forth in the USAP.

As of and for this same period, DMI had in effect a fidelity bond and errors and omissions policy in the amount of $35,000,000.


William A. Mynatt, Jr.
President

/s/ Willlam J. Connell
----------------------------------------------
Willlam J. Connell
Senior Vice President, Chief Financial Officer

March 10, 2000

Ex-99.2 d)

First Union National Bank
NC1075
Structured Products Servicing
8739 Research Drive, URP4
Charlotte, NC 28288-1075

MANAGEMENT'S ASSERTION

As of and for the year ended December 31, 1999, First Union National Bank (the
Bank) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's (MBA's) Uniform Single Attestation Program for Mortgage Bankers, except for minimum servicing standards V.4. and VI. 1., which the MBA has interpreted as being inapplicable to the servicing of commercial and multifamily loans. As of and for the same period, the Bank had in effect fidelity bond and errors and omissions policies in the amount of $200 million and $20 million, respectively.



/s/ John M. Church
---------------------------------------
John M. Church
Managing Director/Senior Vice President
First Union National Bank
February 4, 2000
Date

/s/ Timothy S. Ryan
---------------------------------------
Timothy S. Ryan
Director/Vice President
First Union National Bank
February 4, 2000
Date

/s/ John V. Gannon
---------------------------------------
John V. Gannon
Vice President
First Union National Bank
Residential Master Servicing
February 4, 2000
Date

/s/ Jeffrey B. Mandel
---------------------------------------
Jeffrey B. Mandel
Vice President
First Union National Bank
Residential Master Servicing
February 4, 2000
Date